UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MSB FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 18, 2019

Dear Fellow Stockholders:

On behalf of the Board of Directors and management of MSB Financial Corp. (the “Company”), I cordially invite you to attend our Annual Meeting of Stockholders (the “Meeting”) to be held at the Grain House at The Olde Mill Inn, 225 Route 202 North, Basking Ridge, New Jersey 07920, on May 21, 2019, at 10:00 a.m. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Meeting.

The business to be conducted at the Meeting consists of (i) the election of one director to serve for a two-year term and three directors, each to serve a three-year term, (ii) the ratification of the appointment of an independent registered public accounting firm for the year ending December 31, 2019, (iii) an advisory (nonbinding) proposal regarding executive compensation and (iv) an advisory (nonbinding) proposal regarding the frequency with which shareholders should vote on executive compensation. The Board of Directors recommends a vote “FOR” its nominees for director, “FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm, “FOR” the advisory proposal regarding executive compensation, and “FOR” the option that the say on pay proposal be considered every three years.

Even if you plan to attend the meeting, please sign, date and return the proxy card in the enclosed envelope immediately. This will not prevent you from voting in person at the Meeting, but will assure that your vote is counted if you are unable to attend the Meeting.

Sincerely,

Michael A. Shriner
President and Chief Executive Officer

MSB FINANCIAL CORP.

1902 LONG HILL ROAD

MILLINGTON, NEW JERSEY 07946

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2019

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of MSB Financial Corp. (the “Company”) will be held at the Grain House at The Olde Mill Inn, 225 Route 202 North, Basking Ridge, New Jersey 07920, on May 21, 2019, at 10:00 a.m. The Meeting is for the purpose of considering and acting upon the following matters:

I.	The election of one director to serve for a two-year term and three directors, each to serve for a three-year term;

II.	The ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019;

III.	The approval of an advisory (nonbinding) proposal regarding the Company’s executive compensation;

IV.	A proposal regarding the frequency with which shareholders should vote on the Company’s executive compensation; and

V.	The transaction of such other business as may properly come before the Meeting, or any adjournments thereof.

The Board of Directors is not aware of any other business to come before the Meeting.

The Board of Directors of the Company has determined that the matters to be considered at the Meeting, described in the Notice of Annual Meeting and accompanying Proxy Statement are in the best interest of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” its nominees for director, “FOR” the ratification of the appointment of Crowe LLP, “FOR” the advisory proposal regarding executive compensation, and “FOR” the option that the say on pay proposal be considered every three years.

Action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the Company’s bylaws, the Board of Directors has fixed the close of business on April 12, 2019 as the record date for determination of the stockholders entitled to vote at the Meeting and any adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. You may revoke your proxy by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. If you are present at the Meeting, you may revoke your proxy and vote in person on each matter brought before the Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote in person at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Nancy E. Schmitz
Corporate Secretary

Millington, New Jersey

April 18, 2019

Important Notice Regarding Internet

Availability of Proxy Materials

For the Stockholder Meeting to be

Held on May 21, 2019

The Proxy Statement and Annual Report on Form 10-K

are available at

www.millingtonbank.com/about-us/investor-relations

PROXY STATEMENT

OF

MSB FINANCIAL CORP.

1902 LONG HILL ROAD

MILLINGTON, NEW JERSEY 07946

ANNUAL MEETING OF STOCKHOLDERS

MAY 21, 2019

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MSB Financial Corp., a Maryland corporation (the “Company”) to be used at the Annual Meeting of Stockholders of the Company which will be held at the Grain House at The Olde Mill Inn, 225 Route 202 North, Basking Ridge, New Jersey 07920, on May 21, 2019, at 10:00 a.m. (the “Meeting”). The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being first mailed to stockholders on or about April 18, 2019.

At the Meeting, stockholders will consider and vote upon (i) the election of one director for a two-year term and three directors, each for a three-year term, (ii) the ratification of the appointment of Crowe LLP (“Crowe”), as our independent registered public accounting firm for the year ending December 31, 2019, (iii) an advisory (nonbinding) proposal regarding the Company’s executive compensation, and (iv) an advisory (nonbinding) proposal regarding the frequency with which shareholders should vote on the Company’s executive compensation. At the time this Proxy Statement is being mailed, the Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. If any other business may properly come before the Meeting or any adjournment thereof, proxies given to the Board of Directors will be voted by its members in accordance with their best judgment. The Company is the parent company of Millington Bank (the “Bank”).

VOTING AND PROXY PROCEDURES

Who Can Vote at the Meeting

You are only entitled to vote at the Meeting if our records show that you held shares of our common stock, par value $0.01 per share (the “Common Stock”) as of the close of business on April 12, 2019, (the “Record Date”). If your shares are held by a broker or other intermediary, you can only vote your shares in person at the Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of 5,366,854 shares of Common Stock were outstanding. Each share of Common Stock has one vote in each matter presented with the exception that Mr. Lawrence Seidman has agreed that he will not vote 76,901 of his shares of Common Stock beneficially owned, representing the excess of his share ownership over 9.9% of the outstanding shares of Common Stock at the Meeting.

Voting by Proxy

The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Meeting by the persons named in the enclosed Proxy Card. All shares of Common Stock represented at the Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the Proxy Card. If you sign, date and return the Proxy Card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote (i) “FOR” its nominees for director, (ii) “FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm, “FOR” the advisory proposal regarding executive compensation, and “FOR” the option that the say on pay proposal be considered every three years.

If any matters not described in this Proxy Statement are properly presented at the Meeting, the persons named in the Proxy Card will vote your shares as determined by a majority of the Board of Directors. If the Meeting is postponed or adjourned, your Common Stock may be voted by the persons named in the Proxy Card on the new Meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Meeting.

You may revoke your proxy at any time before the vote is taken at the Meeting. To revoke your proxy you must either advise the Company’s Secretary in writing before your Common Stock has been voted at the Meeting, deliver a later-dated proxy, or attend the Meeting and vote your shares in person. Attendance at the Meeting will not in itself revoke your proxy.

If you hold your Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement. If you wish to change your voting instructions after you have returned a voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.

Internet Access to Proxy Materials

Copies of this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available on the internet at www.millingtonbank.com/about-us/investor-relations. Stockholders can elect to receive future proxy statements and annual reports over the internet rather than in printed form. Stockholders of record can make this election by calling toll-free to 877-274-2040 or sending an e-mail to investorinfo@millingtonbank.com. If you hold your shares in street name, please refer to the information provided by your broker, bank or other nominee for instructions on how to elect to access future proxy materials over the internet.

Participants in the Millington Bank Employee Stock Ownership Plan and the Millington Bank Savings Plan

If you are a participant in the Millington Bank Employee Stock Ownership Plan (the “ESOP”) or hold Common Stock through the Millington Bank Savings Plan (the “401(k) Plan”), you will receive a proxy card that will serve as your voting instruction form on behalf of each plan that reflects all shares you may vote under these plans. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustee, subject to the exercise of its fiduciary duties, provided that each participant in the ESOP may direct the trustee on how to vote the shares of Common Stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of the Common Stock held by the ESOP and all allocated shares for which no voting instructions are received, including any instructions to abstain, in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, you are entitled to direct the trustee how to vote the shares of Common Stock credited to your account in the 401(k) Plan. The 401(k) Plan trustee will vote all shares for which it does not receive timely instructions from participants at the direction of the Company’s Board of Directors or the 401(k) Plan Committee of the Board. The deadline for returning your voting instruction forms for the ESOP and the 401(k) Plan is May 17, 2019.

Vote Required

The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. With respect to any matter, broker non-votes (i.e., shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter) will be considered present for purposes of determining whether a quorum is present.

As to the election of directors (Proposal I), the proxy provided by the Board of Directors allows a stockholder to vote for the election of the nominees, or to withhold authority to vote for any or all of the nominees being proposed. Under the Company’s bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for the nominees being proposed is withheld.

In voting to ratify the appointment of Crowe as our independent registered public accounting firm (Proposal II) and the advisory proposal regarding the Company’s executive compensation (Proposal III), you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal. With respect to Proposal IV (the frequency vote), shareholders may vote to consider a say on pay proposal every year, every two years or every three years, or may abstain from voting. This Proposal will be decided by a plurality of the votes cast without regarding to abstentions or broker non-votes on this matter.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

The following table sets forth, as of the Record Date, certain information as to those persons who were known to be the beneficial owners of more than five percent (5%) of the Company’s outstanding shares of Common Stock and as to the shares of Common Stock beneficially owned by all executive officers and directors of the Company as a group.

			Percent of Shares
	Amount and Nature of		of Common
Name and Address of Beneficial Owner	Beneficial Ownership (1)		Stock Outstanding (2)
Lawrence B. Seidman 100 Misty Lane Parsippany, NJ 07054	612,442	(3)	11.40%

Millington Bank Employee Stock Ownership Plan and Trust 1902 Long Hill Road Millington, New Jersey 07946	310,689	(4)	5.78%

All directors and executive officers as a group (14 persons)	1,096,766	(5)	20.08%

(1)

For purposes of this table, a person is deemed to be the beneficial owner of shares of Common Stock if he or she has or shares voting or investment power with respect to such shares or has a right to acquire beneficial ownership at any time

(Footnotes Continued on Following Page)

within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named persons or group exercise sole voting and investment power over the shares of the Common Stock.

(2)

In calculating the percentage ownership of an individual or group, the number of shares outstanding is deemed to include any shares which the individual or group have the right to acquire through the exercise of options or otherwise within 60 days of the Record Date.

(3)

Includes 4,222 shares which Mr. Seidman has the right to acquire pursuant to the exercise of options within 60 days of the Record Date. Mr. Seidman has agreed with the Federal Reserve Bank of New York that the maximum number of shares that he may vote at the Meeting will be 9.9% of the outstanding shares (531,319 shares).

(4)

The ESOP trustee, Pentegra Trust Company, will vote all unallocated shares of the Common Stock held by the ESOP and all allocated shares for which no voting instructions are received in the same proportion it has received timely voting instructions “for” or “against” a matter from the ESOP participants with respect to shares previously allocated to participant accounts under the ESOP, subject to the exercise of its fiduciary duties.

(5)

Includes 29,812 shares allocated to the accounts of executive officers under the ESOP. Includes 96,174 shares which the directors and executive officers have the right to acquire pursuant to the exercise of options within 60 days of the Record Date. Includes 76,901 shares owned by Director Seidman but which he has agreed not to vote at the Meeting. Excludes shares for which certain officers or directors may be deemed to have voting power by virtue of serving as the 401(k) plan administrative committee.

PROPOSAL I – ELECTION OF DIRECTORS

The Company’s articles of incorporation require that the Board of Directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three-year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of ten members. The class of directors whose term expires at the Meeting consists of four members. In order to make the classes as nearly equal in size as possible, one of the directors will stand for a two-year term and the remaining three directors will stand for election for the three-year terms, in each case, and until their successors have been elected and qualified.

Michael A. Shriner has been nominated to serve for the two-year term ending in 2021 and Robert C. Andersen, W. Scott Gallaway and Robert D. Vollers have each been nominated by the Board of Directors to serve as directors for three-year terms ending in 2022. Each nominee is currently a member of the Board of Directors. It is intended that proxies solicited by the Board of Directors will, unless otherwise specified, be voted for the election of the named nominees. If any of the nominees is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.

Set forth below is information about the Company’s and the Bank’s directors and executive officers. Each director currently serves as a director of the Company and the Bank.

		Year First		Shares of
		Elected or		Common
		Appointed as	Current	Stock
		Director of the	Term to	Beneficially		Percent of
Name and Positions with Company	Age (1)	Company (2)	Expire	Owned (1)(3)		Class (4)

BOARD NOMINEE FOR TERM TO EXPIRE IN 2021

Michael A. Shriner	54	1999	2019	109,559	(5)	2.03%
President, Chief Executive Officer and Director

BOARD NOMINEES FOR TERMS TO EXPIRE IN 2022

Robert C. Andersen	55	2018	2019	32,110	(6)	*
Director
W. Scott Gallaway	73	2000	2019	32,201	(7)	*
Director and Chairman
Robert D. Vollers	60	2016	2019	27,252	(8)	*
Director

DIRECTORS CONTINUING IN OFFICE

Anthony M. Bruno, Jr.	64	2019	2020	—		*
Director
H. Gary Gabriel	51	2018	2020	6,210	(9)	*
Director
Lawrence B. Seidman	71	2016	2020	612,442	(10)	11.40%
Director
Milena Schaefer	43	2019	2020	—		*
Director
Gary T. Jolliffe	75	1992	2021	98,155	(11)	1.83%
Director
Raymond Vanaria	60	2016	2021	98,767	(12)	1.84%
Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Robert G. Russell, Jr.	52	N/A	N/A	24,783	(13)	*
Executive Vice President and Chief Operating Officer
Nancy E. Schmitz	63	N/A	N/A	27,583	(14)	*
Senior Vice President, Chief Credit Officer and Corporate Secretary
John J. Bailey	64	N/A	N/A	20,509	(15)	*
Executive Vice President, Chief Lending Officer
John Kaufman	36	N/A	N/A	7,195	(16)	*
First Vice President and Chief Financial Officer

*	Less than 1.0% of shares outstanding.
(1)	As of the Record Date.
(2)	For Directors Gallaway, Shriner, and Jolliffe, this is the date that they first served as a director of the Bank. They each became a director of the Company upon its formation in 2014.

(Footnotes Continued on Following Page)

(3)

Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual’s household; stock allocated through certain employee benefit plans of the Company; stock in which the individual either has or shares voting and/or investment power and shares which the individual has the right to acquire at any time within 60 days of the Record Date. Each person or relative of such person whose shares are included herein exercises sole or shared voting and dispositive power as to the shares reported. Excludes shares for which certain officers or directors may be deemed to have voting power by virtue of serving as the 401(k) plan administrative committee.

(4)

In calculating the percentage ownership of an individual or group, the number of shares outstanding is deemed to include any share which the individual or group has the right to acquire through the exercise of options or otherwise within 60 days of the Record Date.

(5)

Includes 17,465 shares allocated to Mr. Shriner’s account under the ESOP. Includes 21,600 shares which Mr. Shriner has the right to acquire pursuant to the exercise of options within 60 days of the Record Date.

(6)	Includes 2,110 shares which Mr. Andersen has the right to acquire pursuant to the exercise of options within 60 days of the Record Date.
(7)	Includes 6,333 shares which the Mr. Gallaway has the right to acquire pursuant to the exercise of options within 60 days of the Record Date.
(8)	Includes 6,333 shares which Mr. Vollers has the right to acquire pursuant to the exercise of options within 60 days of the Record Date.
(9)	Includes 2,110 shares which Mr. Gabriel has the right to acquire pursuant to the exercise of options within 60 days of the Record Date.
(10)

Includes 4,222 shares which Mr. Seidman has the right to acquire pursuant to the exercise of options within 60 days of the Record Date. Mr. Seidman has agreed with the Federal Reserve Bank of New York that the maximum number of shares that he may vote at the Meeting will be 9.9% of the outstanding shares (531,319 shares).

(11)	Includes 6,333 shares which Mr. Jolliffe has the right to acquire pursuant to the exercise of options within 60 days of the Record Date.
(12)	Includes 6,333 shares which Mr. Vanaria has the right to acquire pursuant to the exercise of options within 60 days of the Record Date.
(13)

Includes 1,850 shares allocated to Mr. Russell’s account under the ESOP. Includes 12,000 shares which Mr. Russell has the right to acquire pursuant to the exercise of options within 60 days of the Record Date.

(14)

Includes 8,087 shares allocated to Ms. Schmitz’s account under the ESOP. Includes 12,000 shares which Ms. Schmitz has the right to acquire pursuant to the exercise of options within 60 days of the Record Date.

(15)	Includes 1,573 shares allocated to Mr. Bailey’s account under the ESOP. Includes 12,000 shares which Mr. Bailey has the right to acquire upon the exercise of options within 60 days of the Record Date.
(16)	Includes 837 shares allocated to Mr. Kaufman’s account under the ESOP. Includes 4,800 shares which Mr. Kaufman has the right to acquire upon the exercise of options within 60 days of the Record Date.

Biographical Information

Set forth below is the business experience for the past five years of each of the directors and executive officers of the Company. These biographies contain information regarding the person’s service as a director, business experience, other directorships at any point during the last five years with any other public companies, information regarding involvement with certain types of proceedings, if applicable, and the experience, qualifications, attributes or skills that caused the Nominating Committee and the Board to nominate the individual nominees for re-election to the Board in 2019 as well as the experience, skills and attributes of the continuing directors that qualify them to serve on the Board.

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of the nominees.

Michael A. Shriner has been the President and Chief Executive Officer of the Company and the Bank since 2012. He has been employed by the Bank since 1987 and became a vice president in 1990, a senior vice president in 1997, the executive vice president in 2002 and the chief operating officer in 2006 until 2012. He was appointed to the Board of Directors in 1999. Mr. Shriner currently serves as a member of the Enterprise Risk Management Committee with the New Jersey Bankers Association. He has previously served as chairman of the Mortgage Steering Committee of the New Jersey League of Community Bankers and was a member of the Residential Lending and Affordable Housing Committee, Consumer Lending and CRA Committee and Operations and Technology Committee. Mr. Shriner is a

graduate of The National School of Banking (Fairfield University). He also serves as a trustee for HomeSharing, Inc. a non-profit organization located in central New Jersey. Mr. Shriner’s 30 years of banking experience, knowledge of the Bank and the Company and leadership skills make him an integral part of the Board of Directors.

Robert C. Andersen is owner and President of RC Andersen LLC, a New Jersey-based general contracting firm which services the industrial real estate market in the Northeast and Denver. He has owned and operated RC Andersen since 2006. Prior to that, he was Vice President of a New Jersey-based general contracting firm with which he was with for 10 years, and, prior to that, he was with various New York City general contracting and subcontracting firms. Prior to that, he worked as a structural engineer. Mr. Andersen’s extensive experience with commercial real estate construction makes him a valuable addition to the Board of Directors.

W. Scott Gallaway has served as the Chairman of the Boards of Directors of the Company and the Bank since 2012, and as a director since 2000. He founded Gallaway Associates, a real estate brokerage and appraisal firm in 1975 and sold the brokerage portion to RE/MAX Alliance in 2000. From 2012 to 2015, he was an equity partner with RE/MAX Alliance Realtors of Basking Ridge and spent many years as a broker, salesperson and licensed appraiser in the State of New Jersey. Mr. Gallaway is Past President of the Somerset County Board of Realtors, the Northern New Jersey Chapter of Homes for Living, the New Jersey Chapter of Certified Residential Brokers (CRB), and the Bernardsville Rotary Club. He has also served as Third District Vice President of the New Jersey Association of Realtors and Charter Scoutmaster of Troop 150, BSA, Bernardsville, N.J. He has also served on the Board of Directors of the Patriots Path Council, BSA and the Somerset Hills YMCA. Mr. Gallaway is Past Master of Congdon Overlook Lodge F&AM and Past President of the Masters, Wardens and Past Masters Association of the Eleventh District of New Jersey. Mr. Gallaway was honored as “Outstanding Citizen Volunteer of the Year” by the Borough of Bernardsville in 1993. Mr. Gallaway’s real estate and appraisal experience and his stature in the community have made him a valuable member of the Board of Directors.

Robert D. Vollers was appointed to the Boards of Directors of the Company and the Bank effective January 1, 2016 upon the retirement of E. Haas Gallaway. Mr. Vollers is Managing Director/Partner of Heritage Guild Companies which operates three retail firearms and archery stores and a training academy. He is also Managing Member/Partner of eight Stowaway Self Storage Facilities located in New Jersey, Pennsylvania and New York. Mr. Vollers is Chairman of the board of directors and a significant shareholder of Vollers Inc. and Vollers Excavating, a large site improvement company operating in New Jersey, Pennsylvania and New York since 1949. Mr. Vollers served in various capacities in Vollers Excavating and Vollers Inc. including serving as Chief Executive Officer from 2004-2015. Mr. Vollers is a licensed realtor and has been for over 30 years. Mr. Vollers previously served as a Regional Director of Team Capital Bank, a de novo bank formed in 2005 which was acquired in 2014 by Provident Financial Services, Inc. Mr. Vollers’ significant business experience along with his prior services as a bank director make him a valuable member to the Board.

Continuing Directors:

Anthony M. Bruno serves as Chief Operating Officer of PF Compass, a firm specializing in the provision and management of employee benefit plans, a position he has held since July 2016. Prior to joining PF Compass, Mr. Bruno was employed by Valley National Corporation and its wholly owned subsidiary Valley National Bank serving as President of Wealth Management and Insurance Services and First Senior Vice President of Valley National Bank, positions he held from July 2008 to June 2016. From 1995 until its sale in 2008 to Valley National Corporation, Mr. Bruno was a founding director and held numerous bank positions including Chairman, President and Chief Executive Officer of Greater Community Bank and Greater Community Bancorp. Mr. Bruno’s years of experience as a banker make him a valuable addition to the Board of Directors.

H. Gary Gabriel serves as Vice Chairman of the Metropolitan Area Capital Markets Group in Cushman & Wakefield’s East Rutherford, New Jersey office where he is responsible for managing, underwriting and marketing investment properties for sale in the suburban markets surrounding New York City. He has been with Cushman & Wakefield since 1994. Prior to joining Cushman & Wakefield, Mr. Gabriel served as an associate with the Edward S. Gordon Company and, prior to that, he was employed by the Broadway Bank and Trust Company and Midlantic Bank. As an officer at both banks, his primary responsibility was the restructure and collection of non-performing real estate loans. Mr. Gabriel’s in-depth knowledge of the real estate market in which we operate, together with his prior banking experience, make him a valuable addition to the Board of Directors.

Lawrence B. Seidman serves as Manager of Seidman and Associates, LLC and related investment groups located in Parsippany, New Jersey, the principal business of which includes investments in financial institutions since 1995. Mr. Seidman formerly served on the board of Stonegate Bank from January 2009 to September 2018, ASB Bancorp Inc. and its wholly owned subsidiary, Asheville Savings Bank from February 2016 to September 2018, Center Bancorp, Inc. from May 2007 to July 2014 and Naugatuck Valley Financial Corporation from November 2014 to January 2016. Mr. Seidman’s many years of banking experience, both as a director and as an investor, make him an extremely valuable member of the Board of Directors.

Milena Schaefer is the Senior Vice President – Strategy and Operations for PVH Corp., one of the largest global apparel companies that owns brands such as Calvin Klein, Tommy Hilfiger and Van Heusen. She assumed her current position in 2017 but has served in various other capacities with PVH Corp. since 2008. Ms. Schaefer’s expertise with e-commerce initiatives, analytics and her management experience make her a valuable addition to the Board of Directors.

Gary T. Jolliffe served as President and Chief Executive Officer of the Company and the Bank until his retirement on December 31, 2011. Mr. Jolliffe joined the Bank in 1986 as its executive vice president and was appointed as its president in 1990. In 1992, he was also appointed to the position of chief executive officer and became a director. Mr. Jolliffe was a member of the Board of Governors of the New Jersey League of Community Bankers from 1999 through 2007 serving in numerous positions, including chairman of the New Jersey League of Community Bankers from 2004 to 2005. Mr. Jolliffe is a past member of the Board of Trustees of Freedom House Foundation, Glen Gardner, New Jersey. After 30 years as a member of the Bernardsville Rotary Club where he held the positions of director, president, vice president and treasurer, Mr. Jolliffe is now an honorary member. Mr. Jolliffe’s more than 50 years of banking experience, including nearly 32 years with the Bank and the Company, combined with his knowledge of the communities make him an integral member of our Board of Directors.

Raymond Vanaria is a member of the certified public accounting firm, Malesardi, Quackenbush, Swift & Company LLC, a firm he joined in 1983. Mr. Vanaria specializes in individual and corporate taxation, auditing and small business consulting. From July 1, 2014 to January 22, 2016, Mr. Vanaria served on the Board of Directors of ConnectOne Bancorp, headquartered in Englewood Cliffs, New Jersey and Chairman of the Audit Committee. Prior to the merger of Center Bancorp with ConnectOne Bancorp, he was Vice Chairman of the Board of Center Bancorp and served as Chairman of the Audit Committee and Compliance Committee as well as serving as a member of its Loan Committee, Risk Committee and Strategic Planning Committee. Mr. Vanaria’s professional experience as a certified public accountant qualify him to be an audit committee financial expert, and together with his previous bank director experience make him a valuable member of the Board.

Executive Officers Who Are Not Directors:

Robert G. Russell, Jr. serves as Executive Vice President and Chief Operating Officer of the Bank. Prior to being hired by the Bank in January 2015, Mr. Russell served as President and Chief Executive Officer of NJM Bank from 2013 up to its merger with Spencer Savings Bank. Prior to serving as President, Mr. Russell had served as Chief Financial and Investment Officer of NJM Bank from 2003 to 2013. During his time at NJM he was also largely responsible for the strategic planning of the organization. Mr. Russell has been in the financial industry for over 25 years, primarily with commercial banks and savings banks and has been a Morris County resident for the last 20 years.

Nancy E. Schmitz joined Millington Bank in 1997 as a Commercial Lending Officer and Corporate Secretary. She was promoted to Vice President - Lending in 2006 and to Senior Vice President and Chief Credit Officer in 2015. Ms. Schmitz was previously employed by Lloyds Bank California for six years, where she completed a formal bank training program in Lending. She also worked at HomeFed Bank, headquartered in San Diego, California in the National Accounts group and with Imperial Corporation of America in their San Diego Corporate Banking Group. She also was a volunteer with the US Agency for International Development in the Republic of Kyrgyzstan.

John J. Bailey joined the Bank in February 2015 and serves as Executive Vice President and Chief Lending Officer. Previously, Mr. Bailey was Senior Vice President – Credit Administration at Union Center National Bank from December 2012 up to its merger in July 2014 with ConnectOne Bank. Prior to joining Union Center National Bank, Mr. Bailey was Managing Member and owner of Bailey Financial Consulting, LLC, a provider of consulting services to commercial banks. Mr. Bailey has been in the financial services industry for over 25 years, primarily with commercial banks and savings banks. He served on the Board of Directors of Colonial Financial Services, Inc., Vineland, New Jersey from June 2011 up to its sale to Cape Bancorp, Inc. in March 2015.

John Kaufman joined the Company in 2015 and serves as First Vice President and Chief Financial Officer. Prior to being hired by the Company, Mr. Kaufman served as Controller of American Heritage Federal Credit Union from July 2013 to September 2015. He has also worked for GCF Bank from June 2012 to July 2013 and, prior to that, Wilmington Savings Fund Society. Mr. Kaufman has been in the financial industry for over 15 years, primarily with savings banks.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that all directors with the exception of Michael A. Shriner are considered independent under the independence standards of The Nasdaq Stock Market. In determining which directors are independent, the Board of Directors considered the deposit and other relationships described under “Related Party Transactions” but determined these relationships did not affect their independence. Except as disclosed, all loans and deposits made or accepted were on substantially the same terms that would be granted to other customers with similar credit or deposit balances. There are no members of the Audit Committee, Compensation Committee or Nominating Committee who do not meet the independence standards of The Nasdaq Stock Market for membership on such committees.

Meetings and Committees of the Board of Directors

The Board of Directors conducts its business through meetings of the Board and through activities of its committees. The Board maintains an Audit Committee, an Asset/Liability Management Committee, an Asset Quality Committee, a Compensation Committee and a Nominating Committee. During the year ended December 31, 2018, the Board of Directors held 12 meetings. No director attended fewer than 75% of the total meetings of the Board and committees on which such director served during the year ended December 31, 2018.

The Audit Committee, a standing committee, was comprised during the year ended December 31, 2018 of Directors Raymond Vanaria (Chairman), W. Scott Gallaway, Robert C. Andersen and Gary T. Jolliffe. Each of the members of the Audit Committee is an independent director. Raymond J. Vanaria serves as the “audit committee financial expert.” The committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Audit Committee recommends the engagement of independent auditors, receives the internal and independent audit reports and recommends appropriate action. The Audit Committee met four times during the year ended December 31, 2018.

The Board of Directors has reviewed, assessed the adequacy of and approved a formal written charter for the Audit Committee, a copy of which can be found on the Company’s website at www.millingtonbank.com/about-us/investor-relations.

The Compensation Committee, a standing committee, was comprised of Directors Robert Vollers (Chairman), H. Gary Gabriel, Milena Schaefer and Lawrence B. Seidman during the year ended December 31, 2018. Each of the members of the Compensation Committee is an independent director within the requirements of Nasdaq. This committee meets at least annually to review management’s recommendations for management salaries and bonuses. The Compensation Committee met four times during the year ended December 31, 2018. The Compensation Committee operates under a formal written charter, a copy of which can be found on the Company’s website at www.millingtonbank.com/about-us/investor-relations. The Compensation Committee is responsible for establishing the compensation philosophy, developing compensation guidelines, establishing (or recommending to the entire Board of Directors) the compensation of the Chief Executive Officer and the other executive officers. No executive officer participates with respect to decisions on his or her compensation. The Compensation Committee may retain, at its discretion, compensation consultants to assist it in making compensation related decisions although none were utilized in 2018.

The Compensation Committee’s goal is to determine appropriate compensation levels that will enable the Company to: (i) attract, retain and motivate an experienced, competent executive management team; (ii) reward the executive management team for the enhancement of stockholder value based on our annual performance and the market price of our stock; (iii) provide compensation rewards that are adequately balanced between short-term and long-term performance goals; and (iv) maintain compensation levels that are competitive with other financial institutions, particularly those comparable in asset size and market area.

The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers and the overall performance of the Company. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers and on matters of compensation philosophy, plan design and general guidelines for employee compensation. However, the Chief Executive Officer does not vote on and is not present for any discussion of his own compensation

Director Nomination Process

During the year ended December 31, 2018, the Nominating Committee, a standing committee, was comprised of Directors Robert C. Andersen, W. Scott Gallaway, H. Gary Gabriel, Gary T. Jolliffe, Lawrence B. Seidman, Milena Schaefer, Raymond Vanaria and Robert Vollers. The Nominating Committee recommends to the full Board of Directors persons for selection as the Board’s nominees for election as directors. The Committee met one time during the year ended December 31, 2018. Members of the Nominating Committee who are nominees did not participate in their selection as nominees. Each member of the committee is an independent director. The responsibilities of the members of the Nominating Committee are set forth in a charter, a copy of which can be found on the Company’s website at www.millingtonbank.com/about-us/investor-relations.

The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The process for identifying and evaluating potential nominees of the Board includes soliciting recommendations from directors and officers of the Company and the Bank. Additionally, the Board will consider persons recommended by stockholders of the Company in selecting nominees of the Board for election as directors. In the Board’s selection of nominees of the Board, there is no difference in the manner of evaluation of potential nominees who have been recommended by directors or officers of the Company and the Bank versus evaluation of potential nominees who have been recommended by stockholders. The Committee seeks nominees with excellent decision-making ability, business experience, personal integrity and reputation, who are knowledgeable about the business activities and market areas in which the Company and the Bank engage. The Board does not have a specific policy regarding diversity of board nominees although it may consider diversity in market knowledge, experience, background, employment and other factors in selecting nominees.

To be considered in the Committee’s selection of individuals the Committee recommends to the Board for selection as the Board’s nominees, recommendations from stockholders must be received by the Company at the principal executive office of the Company not less than ninety (90) days before the date of the meeting; provided, however, that if less than one hundred (100) days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder’s notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Company’s books, of such stockholder, (B) the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder, and (C) a statement disclosing (1) whether such stockholder or any nominee thereof is acting with or on behalf of any other person and (2) if applicable, the identity of such person.

Stockholder Communications

The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board of Directors does not have a formal written policy regarding director attendance at annual meetings. However, the Board encourages directors to attend all annual meetings. All but one of the members of the Board of Directors attended the 2018 Annual Meeting.

Board Leadership Structure

Director Michael A. Shriner serves as President and Chief Executive Officer of the Company and Director W. Scott Gallaway serves as Chairman of the Board. The Board of Directors has determined that the separation of the offices of Chairman of the Board and Chief Executive Officer and President will enhance Board independence and oversight. Moreover, the separation of the Chairman of the Board and Chief Executive Officer and President will allow the Chief Executive Officer and President to better focus on his growing responsibilities of running the Company, enhancing stockholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

Board’s Role in the Risk Management Process

We face a number of risks, including credit risk, cybersecurity risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, in particular the Audit Committee, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. In addition, the Board has appointed a Chief Risk Officer who reports to the Board at least quarterly and more frequently if needed on risk management issues. Other members of senior management attend the Board meetings and are available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during the years ended December 31, 2018 and 2017, by the Chief Executive Officer and the three other most highly compensated executive officers whose total compensation (exclusive of non-qualified deferred compensation earnings) during the fiscal year ended December 31, 2018 exceeded $100,000 for services rendered in all capacities to the Company and the Bank. We refer to these individuals in this proxy statement as the “named executive officers.” There were no awards of restricted stock or stock options to any of the named executive officers in either 2018 or 2017 nor did any named executive officer receive non-equity incentive plan compensation or non-qualified deferred compensation earnings.

				All Other
Name and Principal Position	Year	Salary	Bonus	Compensation		Total
Michael A. Shriner	2018	$323,250	$54,378	$67,667	(1)	$445,295
President, Chief Executive Officer and Director	2017	300,824	48,000	41,004	(1)	389,828
Robert G. Russell, Jr.	2018	$231,000	$65,000	$27,795	(2)	$323,795
Executive Vice President and Chief Operating Officer	2017	217,792	50,000	27,433	(2)	295,225
Nancy E. Schmitz	2018	$176,560	$49,901	$35,172	(3)	$261,633
Senior Vice President and Corporate Secretary	2017	168,407	35,000	20,053	(3)	223,460
John Bailey	2018	$192,740	$58,015	$28,239	(4)	$278,994
Executive Vice President and Chief Credit Officer	2017	174,600	50,000	25,514	(4)	250,114

(1)

For the year ended December 31, 2018, consists of $852 for life insurance, $8,996 for an employer contribution to the 401(k) plan, reimbursement of auto expenses of $8,921, the value of shares allocated to Mr. Shriner’s account under the ESOP in the amount of $27,544, a cash allocation under the ESOP of $7,399 and cash dividends received on restricted stock awards of $13,955. For the year ended December 31, 2017, consists of $690 for life insurance, $7,570 for an employer contribution to the 401(k) plan, reimbursement of auto expenses of $9,401, director pension expense in the amount of $2,130 and the value of shares allocated to Mr. Shriner’s account under the ESOP in the amount of $13,706 and cash dividends received on restricted stock awards of $7,507.

(2)

For the year ended December 31, 2018, consists of $1,206 for life insurance, $8,413 for an employer contribution to the 401(k) plan, the value of shares allocated to Mr. Russell’s account under the ESOP in the amount of $7,973, a cash allocation under the ESOP of $723 and cash dividends received on restricted stock awards of $9,480. For the year ended December 31, 2017, consists of $1,176 for life insurance, $7,825 for an employer contribution to the 401(k) plan, the value of shares allocated to Mr. Russell’s account under the ESOP in the amount of $13,332 and cash dividends received on restricted stock awards of $5,100.

(3)

For the year ended December 31, 2018, consists of $1,237 for life insurance, $5,274 for an employer contribution to the 401(k) plan, the value of shares allocated to Ms. Schmidt’s account under the ESOP in the amount of $15,790, a cash allocation under the ESOP of $3,391 and cash dividends received on restricted stock awards of $9,480. For the year ended December 31, 2017, consists of $990 for life insurance, $3,746 for an employer contribution to the 401(k) plan, the value of shares allocated to Ms. Schmidt’s account under the ESOP in the amount of $10,217 and cash dividends received on restricted stock awards of $5,100.

(4)

For the year ended December 31, 2018, consists of $2,825 for life insurance, $7,704 for an employer contribution to the 401(k) plan, the value of shares allocated to Mr. Bailey’s account under the ESOP in the amount of $7,626, a cash allocation under the ESOP of $604 and cash dividends received on restricted stock awards of $9,480. For the year ended December 31, 2017, consists of $2,627 for life insurance, $6,609 for an employer contribution to the 401(k) plan, the value of shares allocated to Mr. Bailey’s account under the ESOP in the amount of $11,178 and cash dividends received on restricted stock awards of $5,100.

Outstanding Equity Awards at Fiscal Year End. The following tables set forth information on an award-by-award basis with respect to options and restricted stock awards held at December 31, 2018 by each of the named executive officers, as well as the value of such awards held by such persons at the end of the fiscal year.

	Option Awards				Stock Awards
	Number of	Number of				Market
	Securities	Securities			Number of	Value of
	Underlying	Underlying			Shares or Units	Shares or
	Unexercised	Unexercised	Option	Option	Of Stock That	Units of
	Options	Options	Exercise	Expiration	Have Not	Stock
Name	Exercisable	Unexercisable	Price	Date	Vested	Not Vested
Michael A. Shriner	14,400	21,600	$13.04	6/6/2026	13,248	$236,476
Robert G. Russell, Jr.	8,000	12,000	$13.04	6/6/2026	9,000	160,650
Nancy E. Schmitz	8,000	12,000	$13.04	6/6/2026	9,000	160,650
John Bailey	8,000	12,000	$13.04	6/6/2026	9,000	160.650

(1)

On June 7, 2016, each of the named executive officers received a grant of options to purchase shares of Common Stock as well as a grant of shares of restricted stock. Both the options and the restricted stock grants vest in increments of 20% on each of the five anniversaries of the date of grant beginning on June 7, 2017.

(2)	Represents value of unvested shares of restricted stock held by the named executive officer using the closing price of the Common Stock of $17.85 on December 31, 2018.

Split Dollar Life Insurance Agreement. The Bank has entered into Life Insurance Agreements with Mr. Shriner, Mr. Russell, Ms. Schmitz and Mr. Bailey. The Life Insurance Agreements for Mr. Shriner and Ms. Schmitz provide a death benefit equal to the following: if the executive is: (i) employed by the Bank at the time of his or her death, (ii) has retired from employment with the Bank after completion of not less than twenty (20) years of service with the Bank, or (iii) has retired from employment with the Bank and at such date of retirement the sum of the executive’s age and years of service equals not less than 70, then the executive’s beneficiary is entitled to payment of an amount equal to 200% of the executive’s highest annual base salary (not including bonus, equity compensation, deferred compensation or any other forms of compensation) in effect at the Bank at any time during the three calendar years prior to the date of retirement or death of the executive. The Life Insurance Agreements for Mr. Russell and Mr. Bailey provide a death benefit equal to 300% of the executive’s annual base salary in effect immediately preceding such executive’s death but only if the executive is still employed by the Bank at the time of his death. The current death benefit for Mr. Shriner, Mr. Russell, Ms. Schmidt and Mr. Bailey is approximately $652,000, $699,000, $357,000 and $585,000, respectively.

For Mr. Shriner and Ms. Schmitz, if a change in control of the Bank shall occur prior to the executive’s termination of employment or retirement, then the death benefit coverage shall remain in effect until the executive’s death, unless the agreement is otherwise terminated pursuant to its terms prior to such date of a change in control.

Millington Bank Savings Plan (the “401(k) Plan”). The 401(k) Plan is a tax-qualified defined contribution savings plan with a profit sharing component for the benefit of all eligible employees. Pursuant to the 401(k) Plan, employees may also voluntarily elect to defer between 1% and 80% of their compensation as 401(k) savings under the 401(k) Plan, not to exceed applicable limits under federal tax laws. In addition, the 401(k) Plan had previously provided for a profit-sharing component and an annual contribution is made by the Bank to the 401(k) Plan for all employees who have completed twelve months of service. This component was suspended effective January 1, 2012. The 401(k) Plan also provides for matching contributions up to a maximum of 50% of the first 6% of a person’s salary for each participant. Employee contributions are immediately fully vested. Matching contributions and any annual profit-sharing contribution are vested after three years of service. Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options or vehicles available.

Employee Stock Ownership Plan. The Bank has established the Millington Bank ESOP for the exclusive benefit of participating employees of the Bank. Participating employees are salaried, full-time employees who have completed at least one year of service and have attained the age of 21. Benefits may be paid either in shares of the common stock or in cash. Contributions to the ESOP and shares released from the suspense account will be allocated annually among participants on the basis of compensation. Participants become vested in their ESOP benefits at the rate of twenty percent per year of service beginning after two years of service and are fully vested in their accounts upon six years of service. Employment service before the adoption of the ESOP is credited for the purposes of vesting. Contributions to the ESOP by the Bank are discretionary, but are anticipated to be sufficient in amount necessary for the ESOP to meet the debt service obligations on the ESOP loan.

In connection with MSB Financial – Federal’s minority stock offering in 2007, the ESOP borrowed funds from MSB Financial - Federal and used those funds to purchase 202,342 shares of MSB Financial - Federal common stock for the ESOP. The purchased shares served as collateral for the loan. In connection with the conversion of MSB Financial - Federal’s mutual holding company in 2015, the ESOP purchased 150,663 shares of Company Common Stock and received 230,609 shares of Company Common Stock in exchange for the shares of MSB Financial – Federal it held. The new shares were financed by a loan from the Company and the existing ESOP loan was combined with this loan. The loan is being repaid principally through quarterly contributions to the ESOP by the Bank over the 20-year loan term. The loan is currently scheduled to be paid off on June 30, 2035. Shares purchased by the ESOP are held in a suspense account for allocation among the participants’ accounts as the loan is repaid on a pro-rata basis.

Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan will be allocated to each eligible participant’s plan account, based on the ratio of each participant’s compensation to the total compensation of all eligible participants. Vested benefits will be payable generally upon the participants’ termination of employment, and will be paid in the form of Common Stock. Pursuant to FASB ASC Topic 718-40, we are required to record a compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account.

Executive Agreements

In connection with the Company’s initial public offering in 2015, the Bank had entered into employment agreements with certain of the executive officers. In August 2017, the Board of Directors of the Bank approved replacing those employment agreements with Change in Control agreements. The Bank is party to Change in Control Agreements with each of the named executive officers. Each of the Change in Control agreements provides that if the named executive officer’s employment is terminated without just cause or if the named executive officer terminates for “good reason” as defined in the Change in Control agreement within twenty-four months following a change in control, the named executive officer will be paid a lump sum payment amount equal to approximately three times his five year average annual compensation in the case of Mr. Shriner and two times their respective five year average annual compensation in the case of Mr. Russell, Ms. Schmitz and Mr. Bailey. Each of the Change in Control

agreements provides that the payment will be reduced to the extent necessary so that no payment made under the agreement, when aggregated with all other payments to the individual will constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code. Such change in control agreements have a two year term, subject to the Board reviewing and approving extensions of such term annually. If change in control payments had been made under the Change in Control agreements as of December 31, 2018, the payments would have equaled approximately $1,322,140, $506,459, $444,451 and $448,763 to Mr. Shriner, Mr. Russell, Ms. Schmitz and, Mr. Bailey, respectively.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation of the Company’s directors for the fiscal year ended December 31, 2018. Mr. Shriner also serves as a director, and his compensation is detailed under “Executive Compensation.” He does not receive any separate compensation for service as a director. There were no grants of restricted stock to any director during the fiscal year ended December 31, 2018.

	Board	Option	All Other
Director (1)	Fees	Awards (2)	Compensation (3)	Total
Robert C. Andersen	$44,000	$22,379	$—	$66,379
H. Gary Gabriel	44,000	22,379	—	66,379
Gary T. Jolliffe	44,000	—	2,737	46,737
W. Scott Gallaway	86,000	—	2,737	88,737
Thomas G. McCain (4)	4,500	—	2,737	7,237
Donald J. Musso (4)	4,000	—	148	4,148
Milena Schaefer	40,000	—	—	40,000
Lawrence Seidman	43,500	—	—	43,500
Raymond Vanaria	46,000	—	—	46,000
Robert D. Vollers	45,500	—	915	46,415

(1)

As of December 31, 2018, Directors Jolliffe, Gallaway, McCain, Musso, Seidman, Vanaria and Vollers each held options to purchase 10,556 shares of Common Stock at a per share exercise price of $13.04 ($13.29 in the case of Mr. Seidman) which grants vest in increments of 20% on each of the five anniversaries of the date of grant. As of December 31, 2018, Directors Andersen and Gabriel each held options to purchase 5,278 shares of Common Stock at a per share exercise price of $17.30 as well as options to purchase 5,278 shares of Common Stock at a per share exercise price of $17.65. Director Schaefer does not hold any options. These options vest in increments of 20% on each of the five anniversaries of the date of grant.

(2)

Represents the option grant date fair value calculated in accordance with FASB ASC Topic 718. See Note 12 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K that accompanies this Proxy Statement for the assumptions made in calculating the grant date fair value. In 2018, Directors Andersen and Gabriel each received options to purchase 5,278 shares, at a per share exercise price of $17.65. These option grants vest in increments of 20% on each of the five anniversaries of the date of grant beginning on January 23, 2019.

(3)

For the year ended December 31, 2018: All Other Compensation consists of deferred income interest for Donald J. Musso and Robert D. Vollers of $148 and $915 respectively. Also includes dividends paid on restricted stock awards of $2,737 for each of Directors Jolliffe, McCain and Gallaway. The other directors do not hold restricted stock awards.

(4)	Dr. McCain and Mr. Musso retired from the board effective January 31, 2018.

Board Fees. Directors currently are compensated only for their service as directors of the Bank, and no additional compensation is paid for serving on the board of the Company. For the year ended December 31, 2018, the Bank paid a fee of $3,500 per board meeting. The Chairman of the Board of Directors was paid a fee of $7,000 per board meeting. The board has regular meetings on a monthly basis for a total of 12 meetings per year. Directors who serve on the Audit Committee and/or the Compensation Committee also received an additional payment of $500 per meeting. The Chairmen of the Audit Committee and the Compensation Committee received a payment of $1,000 per meeting.

Directors Consultation and Retirement Plan (the “DCRP”). Prior to September 1, 2016, the Bank sponsored a Directors Consultation and Retirement Plan. This plan provides future retirement benefits to certain directors of the Bank (Gallaway, Jolliffe, McCain, Shriner and Rossi) based upon their number of years of service to the Bank’s board. Directors Musso, Seidman, Vollers and Vanaria were not participants in the plan. To be eligible to receive benefits under the DCRP, a director must have completed at least 10 years of service and may not begin receiving payments prior to reaching 65 years of age. If a director agreed to become a consulting director to the Bank’s board upon retirement, he would receive a monthly payment equal to 30% to 60% of the highest the Bank’s board fee and retainer in effect during the three-year period prior to the date of retirement based on the number of years of service as a director but in no event greater than $3,500. Benefits under the DCRP begin upon a director’s retirement and would be paid for 120 months; provided, however, that in the event of a director’s death prior to the receipt of all monthly payments, payments shall continue to the director’s surviving spouse or estate until 120 payments have been made. The retirement benefit amount is payable to the participant for an additional period of 24 months for each additional period of five years of service completed by the director in excess of twenty years of service as of their actual retirement date. In the event there is a change in control (as defined in the DCRP), all directors will be presumed to have a minimum of 20 years of service and attained age 65 under the DCRP and each director will receive a lump sum payment equal to the present value of future benefits payable. All payments under the plan need to be in accordance with Code Section 409A. Benefits under the DCRP are unvested and forfeitable until retirement with at least 10 years of service, termination of service following a change in control, disability following at least 10 years of service or death. The plan was terminated as of September 1, 2016, and all prior accruals under the plan were distributed as of January 1, 2018 in a lump-sum payment to both previously retired directors and current directors who were participants in the plan.

Emeritus Director Program. On November 18, 2016, Ferdinand J. Rossi announced his retirement from the Board of Directors of the Company and the Bank with such retirement effective as of December 31, 2016. Mr. Rossi has agreed to continue his service to the Company after his retirement in the capacity as an Emeritus Director. Mr. Rossi has entered into an agreement with the Company detailing his duties as an Emeritus Director and the compensation to be received which will consist solely of the continued vesting of his previously-granted restricted stock awards during the term of his service as an Emeritus Director. Mr. Rossi has agreed that all previously granted but unvested stock option awards were forfeited as of the date of his retirement. Upon his retirement from the Board effective January 31, 2018, Thomas G. McCain entered into a similar agreement to serve as an Emeritus Director which provides for the continued vesting of his restricted stock awards and the forfeiture of all unvested option grants.

RELATED PARTY TRANSACTIONS

No directors, executive officers or their immediate family members were engaged, directly or indirectly, in transactions with the Company or any subsidiary during any of the two years ended December 31, 2018 or 2017 that exceeded $120,000 (excluding loans with Millington Bank).

Millington Bank makes loans to its officers, directors and employees in the ordinary course of business. All directors and employees are offered a 25 to 50 basis point reduction on interest rates for consumer loans or primary residence mortgage loans. Such loans do not include more than the normal risk of collectability or present other unfavorable features. Set forth below is a schedule of all loans to directors and executive officers for which a discount on the interest rate has been given:

		Largest Amount
Name and Nature of		Outstanding Year	Balance	Amount
Relationship of Related	Net Interest	Ended	as of	of Principal	Secured or
Person	Rate	12/31/2018	12/31/2018	Repaid	Not Secured
W. S. Gallaway	3.25%	$174,284.12	$162,604.59	$11,679.53	Secured
Director
Gary T. Jolliffe	3.00%	$166,248.07	$161,553.63	$4,694.44	Secured
Director
Gary T. Jolliffe	3.75%	$147,621.60	$140,803.78	$6,817.82	Secured
Director
Michael A. Shriner	8.75%	$1,250.00	$—	$1,250.00	Unsecured
President and CEO/Director
Michael A. Shriner	2.75%	$210,006.96	$192,351.91	$17,655.05	Secured
President and CEO/Director
Michael A. Shriner	4.75%	$169,537.12	$75,000.00	$94,537.12	Secured
President and CEO/Director
Nancy E. Schmitz	8.75%	$1,250.00	$—	$1,250.00	Unsecured
Senior Vice President

Loans shown with a zero current balance represent home equity lines of credit (secured) or overdraft protection lines of credit (unsecured) on which there was no activity during the fiscal year ended December 31, 2018. All loans were approved through the normal underwriting process.

PROPOSAL II – RATIFICATION OF THE APPOINTMENT OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the Appointment of Crowe

The Company’s independent registered public accounting firm, or principal accountant, for the year ended December 31, 2018 was Crowe. The Audit Committee of the Board of Directors of the Company has re-appointed Crowe as the Company’s independent registered public accounting firm for the year ended December 31, 2019. The appointment of Crowe as the Company’s independent registered public accounting firm for the year ended December 31, 2019 is subject to ratification of such appointment by our stockholders. A representative of Crowe is expected to be present at the Meeting, will have the opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Change in Independent Registered Public Accounting Firm

The Company’s independent registered accounting firm, or principal accountant, for the fiscal year ended December 31, 2017 was BDO USA, LLP. In 2018, the Audit Committee of the Board of Directors of the Company conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. As a result of this process, on March 13, 2018, the Audit Committee of the Board of Directors of the Company dismissed BDO USA, LLP. BDO USA, LLP’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2017 and December 31, 2016 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2017 and the subsequent interim period through March 13, 2018, there were (i) no disagreements between the Company and BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of BDO USA, LLP, would have caused BDO USA, LLP to make reference thereto in their reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On March 13, 2018, the Audit Committee of the Company’s Board of Directors engaged Crowe as the Company’s independent registered public accounting firm, effective March 13, 2018. During the two fiscal years ended December 31, 2017 and the subsequent interim period preceding the selection of Crowe, the Company did not consult with Crowe regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company’s financial statements, and Crowe did not provide any written report or oral advice that Crowe concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue; or (3) any matter that was either the subject of a disagreement with BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or the subject of a reportable event.

Principal Accounting Fees and Services

The Securities and Exchange Act of 1934, as amended, requires all auditing services and non-audit services provided by an issuer’s independent auditor to be pre-approved by the issuer’s audit committee. The Company’s Audit Committee has adopted a policy of approving all audit and non-audit services prior to the service being rendered. All of the services provided by Crowe or BDO as the case may be, were approved by the Audit Committee prior to the service being rendered.

Audit Fees. The fees incurred by the Company for audit services provided by Crowe and BDO for the fiscal years ended December 31, 2018 and 2017, respectively, were $892,135 and $217,680, respectively. These fees include professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services normally provided in connection with statutory and regulatory filings, including administrative and out-of-pocket expenses.

Audit Related Fees. The Company did not incur any audit-related fees for services provided by Crowe or BDO reasonably related to the performance of the audits for the fiscal year ended December 31, 2018 and 2017.

Tax Fees. The fees incurred by the Company for services provided by Crowe and BDO related to the preparation of state and federal tax returns for the fiscal years ended December 31, 2018 and 2017, respectively were $18,000 and $17,300, respectively.

All Other Fees. The Company did not incur any other fees payable to Crowe or BDO for the fiscal years ended December 31, 2018 or 2017.

REPORT OF THE AUDIT COMMITTEE

For the fiscal year ended December 31, 2018, the Audit Committee: (i) reviewed and discussed the Company’s audited consolidated financial statements with management; (ii) discussed with Crowe all matters required to be discussed under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) received the written disclosures and the letter from Crowe as required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe’s communications with the Audit Committee concerning independence, and has discussed with Crowe its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

AUDIT COMMITTEE:

Raymond Vanaria, Chairman

Robert C. Andersen

W. Scott Gallaway

Gary T. Jolliffe

PROPOSAL III – APPROVAL OF A NON-BINDING

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations of the Securities and Exchange Commission thereunder provide that for smaller reporting companies, such as the Company, for the first annual meeting of stockholders on or after January 21, 2013 and not less than once every three years thereafter the Company must include a separate resolution subject to stockholder vote to approve the compensation of the Company’s named executive officers, as disclosed in its Proxy Statement pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission. Shareholders were last asked to vote upon this proposal at the 2016 Annual Meeting of Shareholders held on April 22, 2016 at which more than 90% of the votes cast on the matter were cast in favor of the proposal.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies, as disclosed in this Proxy Statement, through the following resolution:

“Resolved, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables in this Proxy Statement is hereby approved.”

As provided in the Dodd-Frank Act, this vote will not be binding on the Board of Directors and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the Meeting. On this matter, abstentions will have no effect on the voting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL IV – ADVISORY VOTE ON THE FREQUENCY OF

ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Act and the regulations of the Securities and Exchange Commission thereunder require for smaller reporting companies such as the Company that at the first annual meeting of stockholders held on or after January 21, 2013 and not less frequently than once every six years thereafter the Company must include a separate resolution subject to stockholder vote to determine whether the non-binding stockholder vote on executive compensation that is the subject of Proposal III should occur every one, two or three years. The Company’s shareholders first voted on this resolution at the 2013 Annual Meeting of Shareholders at which time more than 80% of the votes cast were voted to have the say on pay proposal presented every three years.

The Board of Directors welcomes the views of stockholders on executive compensation matters. The Board of Directors, however, does not believe that it is necessary to have the non-binding vote on executive compensation occur every year. The Board believes that a vote once every three years will allow stockholders the time needed to properly assess the impact of changes made in the Company’s executive compensation program in response to stockholder votes on executive compensation. Consequently, the Board recommends that the non-binding vote on executive compensation occur only once every three years.

As provided in the Dodd-Frank Act, this vote will not be binding on the Board of Directors and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation.

In voting on the frequency of the non-binding say-on-pay resolution, stockholders may vote to have the vote occur every one, two or three years or abstain from voting. The option which receives the most votes from stockholders will be deemed to be the option selected by stockholders. On this matter, abstentions and broker non-votes will have no effect on the outcome.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO HAVE THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION OCCUR EVERY THREE YEARS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Securities and Exchange Commission regulations require the Company’s officers, directors and persons who own more than 10% of the outstanding Common Stock to file reports detailing their ownership and changes of ownership in the Common Stock, and to furnish the Company with copies of these reports. Based solely on its review of the reports received during the past fiscal year or with respect to the last fiscal year or written representations from these persons that they were not required to file annual reports of change in beneficial ownership, the Company believes that during the fiscal year ended December 31, 2018, all of its officers, directors and all of its stockholders owning in excess of 10% of the outstanding Common Stock have complied with these reporting.

STOCKHOLDER PROPOSALS

Stockholder proposals, in order to be considered for inclusion within the Company’s proxy materials for the Annual Meeting of Stockholders to be held in 2020, must be received at the Company’s executive office at 1902 Long Hill Road, Millington, New Jersey 07946 by December 20, 2019. Any other stockholder proposals will only be considered at such meeting if the stockholder submits notice of the proposal to the Company not less than ninety (90) days before the date of the annual meeting; provided, however, that if less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

OTHER MATTERS

At the time this Proxy Statement is being mailed, the Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. If any other business may properly come before the Meeting or any adjournment thereof less than a reasonable time before the Meeting or any adjournment thereof, proxies given to the Board of Directors will be voted by its members in accordance with their best judgment.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 accompanies this Proxy Statement.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 12:00 a.m., EST, on May 21, 2019.

Online Go to www.investorvote.com/MSBF or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/MSBF

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board recommends a vote “FOR” the nominees listed in Proposal I, “FOR” Proposals II and III and “THREE YEARS” on Proposal IV.

I. The election as director of the nominees listed.		+
BOARD NOMINEE FOR TERM TO EXPIRE IN 2021
01 - Michael Shriner ☐ Mark here to vote FOR the nominee	☐ Mark here to WITHHOLD vote from the nominee

BOARD NOMINEES FOR TERM TO EXPIRE IN 2022
02 - W. Scott Gallaway	03 - Robert D. Vollers	04 - Robert C. Andersen

☐ Mark here to vote FOR all nominees	☐ Mark here to WITHHOLD vote from all nominees

	02	03	04
☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐

			For	Against	Abstain			For	Against	Abstain
II.	The ratification of the appointment of Crowe LLP as the Company’s independent auditor for the fiscal year ending December, 31, 2019.		☐	☐	☐	III.	The approval of an advisory (non-binding) proposal regarding executive compensation.	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain
IV.	A non binding advisory proposal regarding the frequency with which stockholders should vote on the Company’s executive compensation.	☐	☐	☐	☐

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MSBF

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY – MSB FINANCIAL CORP.	+

ANNUAL MEETING OF STOCKHOLDERS – May 21, 2019

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the Board of Directors of MSB Financial Corp. (the “Company”), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”), to be held at the Grain House at The Olde Mill Inn, 225 Route 202 North, Basking Ridge, New Jersey, on May 21, 2019, at 10:00 a.m. and at any and all adjournments thereof, in the following manner:

THE SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL I, “FOR” PROPOSALS II AND III AND “FOR” THREE YEARS ON PROPOSAL IV. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Should the above signed be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

NOTICE TO PARTICIPANTS IN THE MILLINGTON BANK EMPLOYEE STOCK OWNERSHIP PLAN AND THE MILLINGTON BANK SAVINGS PLAN

This card also constitutes voting instructions for participants in the Millington Bank Employee Stock Ownership Plan (ESOP) and the Millington Bank Savings Plan (Savings Plan). A participant who signs on the reverse side hereby instructs the respective trustees of the ESOP and the Savings Plan to vote all the shares of Common Stock allocated to his or her accounts in accordance with the instructions on the reverse side. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Common Stock held by the ESOP and all allocated shares for which no voting instructions are received, including any instruction to abstain, in the same proportion as shares for which it has received timely voting instructions from ESOP participants. The Savings Plan trustee will vote all shares for which it does not receive timely instructions from participants at the direction of the Company’s Board of Directors or the Plan Committee of the Board. Your voting instructions must be received by 4:00 p.m. Eastern Time on May 17, 2019 to allow sufficient time for processing.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2018.

C	Non-Voting Items

Change of Address – Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

∎	+